UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

References to “we”, “us”, “our”, “Aveanna” and the “Company” refer to Aveanna Healthcare Holdings, Inc., a Delaware corporation. The following unaudited pro forma condensed consolidated financial information and the related notes present our unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 2, 2021 and for the nine-month period ended October 2, 2021 as well as our unaudited pro forma condensed consolidated balance sheet as of October 2, 2021, after giving forma effect to (i) the acquisition by us of Comfort Care Home Health Services, LLC, Comfort Care Hospice, L.L.C., Premier Medical Housecall, LLC, (collectively, “Comfort Care”), as contemplated by that certain Membership Interest Purchase Agreement, entered into on September 27, 2021, by the Company’s wholly owned subsidiary, Aveanna Healthcare Senior Services LLC (the “Comfort Care Acquisition”) and (ii) our entering into a new Second Lien Credit Agreement (the “New Second Lien Term Loan”) on December 10, 2021 under which we incurred $415.0 million aggregate principal amount of indebtedness to fund the Comfort Care Acquisition (the “New Second Lien Financing”).

We refer to the pro forma adjustments for the Comfort Care Acquisition and for the New Second Lien Financing together as the “Transactions”. The unaudited pro forma condensed consolidated statements of operations have been derived by aggregating our historical consolidated financial statements and the historical financial statements of Comfort Care, including certain pro forma adjustments to such aggregated financial statements, to give effect to the Transactions as if they had occurred on December 29, 2019, which was the first day of our 2020 fiscal year. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they had occurred as of October 2, 2021.

The unaudited pro forma condensed consolidated financial information herein has been prepared to illustrate the effects of the Transactions in accordance with GAAP and pursuant to Article 11 of Regulation S-X. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed consolidated financial information.

In our opinion, all adjustments necessary to reflect the effects of the Transactions have been included and are based upon currently available information and assumptions that we believe are reasonable as of the date of filing of this Current Report on Form 8-K/A; however, such adjustments are subject to change. Any of the factors underlying these estimates and assumptions may change or prove to be materially different than expected. The unaudited pro forma condensed consolidated financial information also does not purport to represent what our actual results of operations and financial position would have been had the Transactions occurred as of the dates indicated, nor are they intended to be representative of or project our future financial condition or results of operations or financial position.

The unaudited pro forma condensed consolidated financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with (i) our historical audited annual consolidated financial statements for the year ended January 2, 2021 included in our prospectus dated April 28, 2021, which is deemed to be part of our Registration Statement on Form S-1 (File No. 333-254981), (ii) our interim unaudited consolidated financial statements for the nine-month period ended October 2, 2021 included in our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021, (iii) the audited annual consolidated and combined financial statements of Comfort Care Home Health Services, LLC and subsidiaries and affiliates for the year ended December 31, 2020 included in this Current Report on Form 8-K/A, and (iv) the unaudited interim consolidated and combined financial statements of Comfort Care Home Health Services, LLC and subsidiaries and affiliates as of and for the nine-month period ended September 30, 2021 included in this Current Report on Form 8-K/A.

AVEANNA HEALTHCARE HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of October 2, 2021

(Amounts in thousands, except share and per share data)

	Historical
	Aveanna as of October 2, 2021	Comfort Care as of September 30, 2021, after reclassification (Note 2)	Transaction Accounting Adjustments for the Acquisition	Note 3	Pro Forma for the Acquisition
ASSETS
Current Assets:
Cash & Cash Equivalents	$ 121,708	$ 17,286	$ 35,692	(a)(b)(e)(f)(g)	$ 174,686
Patient accounts receivable	189,033	11,123	-		200,156
Receivables under insured programs	8,264	-	-		8,264
Prepaid expenses	13,038	803	-		13,841
Other current assets	10,692	132	-		10,824
Total current assets	342,735	29,344	35,692		407,771
Property and equipment, net	31,599	1,257	-		32,856
Operating lease right of use assets	46,817	-	3,952	(i)	50,769
Goodwill	1,419,591	3,558	314,857	(d)	1,738,006
Intangible assets, net	77,612	5,518	15,032	(c)	98,162
Receivables under insured programs	25,423	-	-		25,423
Deferred income taxes	2,931	-	1,519	(h)	4,450
Other long-term assets	8,946	-	-		8,946
Total assets	$ 1,955,654	$ 39,677	$ 371,052		$ 2,366,383

LIABILITIES, DEFERRED RESTRICTED STOCK UNITS, AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$ 46,883	$ 2,285	$ (1,971)	(e)(h)	$ 47,197
Accrued payroll and employee benefits	55,211	8,291	-		63,502
Accrued interest	1,801	146	(146)	(a)	1,801
Notes payable	2,671	-	-		2,671
Current portion of insurance reserve- insured program	8,264	-	-		8,264
Current portion of insurance reserves	14,105	-	-		14,105
Current portion long-term obligations	8,600	3,682	(3,682)	(a)(b)	8,600
Current portion of operating lease liabilities	12,166	-	1,041	(i)	13,207
Current portion of deferred payroll taxes	25,699	-	-		25,699
Other current liabilities	44,173	1,024	-		45,197
Total current liabilities	219,573	15,428	(4,758)		230,243
Long-term obligations, less current portion	829,674	-	400,378	(f)(g)	1,230,052
Long-term insurance reserves - insured programs	25,423	-	-		25,423
Long-term insurance reserves	31,296	-	-		31,296
Operating lease liabilities, less current portion	40,099	-	2,911	(i)	43,010
Deferred payroll taxes, less current portion	25,699	935	(935)	(b)	25,699
Deferred income taxes	3,430	-	-		3,430
Other long-term liabilities	23,893	-	-		23,893
Total liabilities	1,199,087	16,363	397,596		1,613,046
Deferred restricted stock units	2,135	-	-		2,135
Stockholders' equity:					-
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	-	-	-		-
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 184,164,184 issued and outstanding	1,841	-	-		1,841
Comfort Care's members' capital		23,314	(23,314)	(h)	-
Additional paid-in capital	1,201,075	-	-		1,201,075
Accumulated deficit	(448,484)	-	(3,230)	(h)	(451,714)
Total stockholders' equity	754,432	23,314	(26,544)		751,202

Total liabilities, deferred restricted stock units, and stockholders' equity	$ 1,955,654	$ 39,677	$ 371,052	$ 2,366,383

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Balance Sheet.

AVEANNA HEALTHCARE HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the Fiscal Year Ended January 2, 2021

(Amounts in thousands, except per share data)

	Historical Aveanna Year ended January 2, 2021	Historical Comfort Care Year ended December 31, 2021, after reclassification (Note 2)	Transaction Accounting Adjustments for the Acquisition	Note 4	Pro Forma for the Acquisition
Revenue	$ 1,495,105	$ 93,168	$ -		$ 1,588,273
Cost of revenue, excluding depreciation and amortization	1,040,590	43,081	-		1,083,671
Branch and regional expenses	240,946	23,814	-		264,760
Corporate expenses	113,828	10,298	-		124,126
Goodwill Impairment	75,727	-	-		75,727
Depreciation and amortization	17,027	713	2,004	(a)	19,744
Acquisition-related costs	9,564	-	13,423	(b)	22,987
Other operating expenses (income)	910	(4,316)	-		(3,406)
Operating (loss) income	(3,487)	19,578	(15,427)		664
Interest income	345	46	-		391
Interest expense	(82,983)	(129)	(33,052)	(c)	(116,164)
Loss on debt extinguishment	(73)	-	-		(73)
Other income (expense)	34,464	165	-		34,629
Income (loss) before income taxes	(51,734)	19,660	(48,479)		(80,553)
Income tax benefit (expenses)	(5,316)	-	7,493	(d)	2,177
Net income (loss)	(57,050)	19,660	(40,986)		(78,376)
Net income (loss) attributable to noncontrolling interest	-	(8)	-		(8)
Net income (loss) attributable to Aveanna	$ (57,050)	$ 19,652	$ (40,986)		$ (78,384)
Income (loss) per share attributable to Aveanna:
Net (loss) income per share, basic	$ (0.40)				$ (0.56)
Weighted average shares outstanding, basic	140,972				140,972
Net (loss) income per share, diluted	$ (0.40)				$ (0.56)
Weighted average shares outstanding, diluted	140,972				140,972

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

AVEANNA HEALTHCARE HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the Nine-month Period Ended October 2, 2021

(Amounts in thousands, except per share data)

	Historical Aveanna Nine-month period ended October 2, 2021	Historical Comfort Care Nine-month period ended September 30, 2021, after reclassification (Note 2)	Transaction Accounting Adjustments for the Acquisition	Note 4	Pro Forma for the Acquisition
Revenue	$ 1,264,548	$ 74,145	$ -		$ 1,338,693
Cost of revenue, excluding depreciation and amortization	846,534	31,871	-		878,405
Branch and regional expenses	223,462	19,082	-		242,544
Corporate expenses	97,673	8,370	-		106,043
Goodwill Impairment	-	-	-		-
Depreciation and amortization	15,163	494	(126)	(a)	15,531
Acquisition-related costs	4,779	-	(1,094)	(b)	3,685
Other operating expenses (income)	-	-	-		-
Operating (loss) income	76,937	14,328	1,220		92,485
Interest income	182	19	-		201
Interest expense	(53,793)	(78)	(24,804)	(c)	(78,675)
Loss on debt extinguishment	(13,702)	-	-		(13,702)
Other expense (income)	(1,088)	1	-		(1,087)
Income (loss) before income taxes	8,536	14,270	(23,584)		(778)
Income tax benefit (expense)	612	-	2,455	(d)	3,067
Net income (loss)	$ 9,148	$ 14,270	$ (21,129)		$ 2,289
Income (loss) per share:
Net income (loss) per share, basic	$ 0.06				$ 0.01
Weighted average shares outstanding, basic	165,877				165,877
Net income (loss) per share, diluted	$ 0.05				$ 0.01
Weighted average shares outstanding, diluted	170,667				170,667

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.
Basis of Presentation

The Comfort Care Acquisition has been accounted for within the unaudited pro forma condensed consolidated financial information as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the acquisitions are accurate, new information may be obtained about facts and circumstances that existed as of the date of the Comfort Care Acquisition during the twelve-month period following which could cause actual results to differ materially from the unaudited pro forma condensed consolidated financial information.

Aveanna and Comfort Care incurred a total of $5.8 million and $7.6 million, respectively, of non-recurring acquisition-related costs related to the Comfort Care Acquisition.

The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Comfort Care Acquisition. Further, the unaudited pro forma condensed consolidated financial information does not assume any differences in accounting policies, except as described in “Note 2. Historical Comfort Care”, as we are not aware of any differences that would have a material impact on the unaudited pro forma condensed consolidated financial statements. Further review of Comfort Care’s detailed accounting policies in the twelve-month period following the Comfort Care Acquisition may result in the identification of additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company.

2.
Historical Comfort Care

Certain reclassifications have been made to the historical financial statements of Comfort Care to conform to our presentation as follows:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2, 2021

Presentation in Comfort Care Financial Statements	Amount (in thousands)	Presentation in Unaudited Pro Forma Condensed Consolidated Balance Sheet
Accounts receivable - related parties	$11	Other current assets
Accounts receivable - other	21	Other current assets
Accounts payable and accrued expenses	2,075	Accounts payable and other accrued liabilities
Accounts payable and accrued expenses	837	Other current liabilities
Accounts payable and accrued expenses	10	Accrued interest
Accounts payable - related parties	210	Accounts payable and other accrued liabilities
Accrued payroll and withholdings	8,291	Accrued payroll and employee benefits
Accrued other	187	Other current liabilities
Notes payable - related parties	1,541	Current portion of long-term obligations
Lines of credit	2,141	Current portion of long-term obligations
Noncurrent liabilities	$935	Deferred payroll taxes, less current portion

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended January 2, 2021

Presentation in the Comfort Care Statement of Operations	Amount (in thousands)	Presentation in the Unaudited Pro Forma Condensed Consolidated Statement of Operations
Cost of revenue	$43,081	Cost of revenue, excluding depreciation and amortization
Branch and regional administrative expenses	$23,814	Branch and regional expenses

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine-Month period ended October 2, 2021

Presentation in the Comfort Care Statement of Operations	Amount (in thousands)	Presentation in the Unaudited Pro Forma Condensed Consolidated Statement of Operations
Cost of revenue	$31,871	Cost of revenue, excluding depreciation and amortization
Branch and regional administrative expenses	19,082	Branch and regional expenses
Loss on sale of property and equipment	$(11)	Other income (expense)

3.
Unaudited Pro Forma Condensed Consolidated Balance Sheet Transaction Accounting Adjustments

(a)
Reflects the total cash consideration of $346.5 million related to the Comfort Care Acquisition. The cash purchase price paid at closing to Comfort Care shareholders is subject to certain adjustments set forth in the purchase agreement based on estimated and actual working capital, cash and indebtedness of Comfort Care at closing, and unpaid seller transaction costs. The calculation of the estimated purchase consideration is based on the terms of the purchase agreement and management’s estimates as of the date of this offering. Therefore, the estimated purchase price used for purposes of the unaudited pro forma condensed consolidated financial information may differ materially from the actual purchase price. Further, as $1.9 million of Comfort Care’s historical indebtedness was retired at the closing date, this adjustment also reflects the settlement of the remaining principal balance.

The preliminary GAAP purchase price is as follows (in thousands):

Cash consideration to shareholders	$304,355
Settlement of closing debt (1)	1,888
Settlement of seller transaction costs (2)	7,580
Cash paid into escrow and reserve accounts	32,653
Total preliminary GAAP purchase price	$346,476
(1)
As of September 30, 2021, Comfort Care had indebtedness of $1.5 million related to arrangements settled at close recorded within current portion of long-term obligations and $0.1 million of related accrued interest. The unaudited pro forma condensed consolidated balance sheet reflects the removal of these amounts.
(2)
No amounts were accrued for in the historical Comfort Care results as of September 30, 2021 – refer to Note 3(h) for further information.
(b)
Reflects the settlement of current portion of long-term obligations of $2.1 million and $0.9 million of deferred payroll taxes, less current portion as these amounts were settled prior to the Comfort Care Acquisition. Additionally, reflects the removal of $13.5 million of cash and cash equivalents as these amounts were not transferred to Aveanna upon completion of the Comfort Care Acquisition.
(c)
Reflects the adjustment to record the acquired intangible assets to their estimated acquisition-date fair values based upon a preliminary valuation. The fair value of the trade name was derived from an income approach. Significant assumptions include expected growth rates, future government payer reimbursement rates, and the weighted average cost of capital. The fair value of the licenses was derived from the cost approach. Significant assumptions include the median time to issue a license and the costs incurred to maintain a branch during that time. The pro forma adjustment is calculated as follows (in thousands):

	Estimated Useful Lives	Fair Value
Licenses	Indefinite	$18,300
Trade names	12 months	2,250
Fair values of intangible assets		20,550
Less: historical carrying value of intangible assets		(5,518)
Pro forma adjustment		$15,032

No assurances can be given that the underlying assumptions and estimates used to estimate the fair values of the licenses and tradenames will not change. For this and other reasons, actual results may vary significantly from estimated results.

(d)
Reflects the adjustment to goodwill of $314.9 million to be recorded based on our preliminary purchase price allocation.

Goodwill represents the excess of the aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Comfort Care Acquisition. The actual amount of goodwill to be recorded in connection with the Comfort Care Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Comfort Care Acquisition. The table below reflects the preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses (in thousands):

Total preliminary GAAP purchase price, net of cash acquired	$342,651
Patient accounts receivable	11,123
Prepaid expenses and other current assets	803
Other current assets	132
Intangible assets	20,550
Property and equipment, net	1,257
Operating lease right of use assets	3,952
Accounts payable and other accrued liabilities	(314)
Accrued payroll and employee benefits	(8,291)
Current portion of operating lease liabilities	(1,041)
Other current liabilities	(1,024)
Operating lease liabilities	(2,911)
Net assets acquired, excluding goodwill	24,236
Goodwill	318,415
Less: historical Comfort Care goodwill	(3,558)
Pro forma adjustment	$314,857
(e)
Reflects the payment of $5.8 million of acquisition-related costs incurred by Aveanna and $7.6 million of acquisition-related costs incurred by Comfort Care.

(f)
Reflects new borrowings of $415.0 million as part of the New Second Lien Financing. The proceeds from these borrowings were used to fund the Comfort Care Acquisition.
(g)
Reflects the capitalization of $14.6 million of deferred financing costs associated with the incremental borrowings under our New Second Lien Term Loan, presented net of debt within Long term obligations, less current portion.
(h)
Reflects a $26.5 million adjustment to equity, which represents the historical book value of net assets, as a result of the application of the acquisition method of accounting for the Comfort Care Acquisition. Additionally, reflects the incurrence of non-recurring transaction costs and the associated tax deductibility, as calculated as follows (in thousands):

Accrual for seller transaction costs not recorded in the historical results of Comfort Care as they had not yet been incurred	$(7,580)
Tax effect of deductible seller transaction costs (1)	1,971
Elimination of historical Comfort Care members’ equity as well as the aforementioned transaction costs not yet incurred and the tax effect of deductible transaction costs (2)	(17,705)
Non-capitalizable buyer transaction costs	(4,749)
Tax effect of deductible buyer transaction costs (1)	1,519
Total pro forma adjustment	$(26,544)
(1)
Reflects the portion of transaction costs which are expected to be deductible for tax purposes calculated by applying the blended statutory rate of 26% to those transaction costs which are expected to be deductible. The tax effect of deductible buyer transaction costs is recorded within deferred income taxes and the tax effect of deductible seller transaction costs is recorded within accounts payable and other accrued liabilities.
(2)
Includes amounts recorded within Comfort Care’s members’ equity.
(i)
Reflects the initial establishment of a $3.9 million right-of-use asset and corresponding $3.9 million lease liability, of which $1.0 million is current and $2.9 million is long-term, for Comfort Care upon the adoption of Accounting Standards Codification Topic 842, Leases.

4. Unaudited Pro Forma Condensed Consolidated Statements of Operations Transaction Accounting Adjustments

(a)
Reflects the estimated amortization expense associated with acquired trade name intangible assets from the Comfort Care Acquisition, calculated as follows (in thousands):

	For the Nine-Month period ended October 2, 2021	For the Fiscal Year ended January 2, 2021
Pro forma amortization expense	$-	$2,250
Historical Comfort Care amortization expense	(126)	(246)
Pro forma adjustment	$(126)	$2,004

(b)
Reflects the incurrence of $13.4 million of transaction costs associated with the Comfort Care Acquisition, including $5.8 million of costs incurred by Aveanna and $7.6 million of costs incurred by Comfort Care, of which $1.1 million had been incurred during the nine-month period ended October 2, 2021 by Aveanna.

(c)
Reflects the increase to interest expense related to the incremental borrowings as part of the New Second Lien Financing which we drew on the closing date of the Comfort Care Acquisition, as well as the removal of historical interest expense recorded within the historical results of Comfort Care related to debt that was settled as part of the Comfort Care Acquisition. The adjustment was calculated as follows (in thousands):

	For the Nine-Month period ended October 2, 2021	For the Fiscal Year ended January 2, 2021
Pro forma interest expense (1)	$(24,847)	$(33,104)
Historical Comfort Care interest expense	43	52
Pro forma adjustment	$(24,804)	$(33,052)
(1)
We assumed an interest rate of 7.5%. A 0.125% variance in the weighted–average variable interest rates would result in a $0.5 million change in income before income taxes annually.
(d)
Reflects the pro forma income tax adjustment related to the Comfort Care Acquisition assuming a combined state and federal statutory tax rate of 26%.

Additionally, reflects the increased income tax expense as if Comfort Care’s historical income before income taxes was taxed as a C corporation, consistent with Aveanna’s tax structure as opposed to Comfort Care’s historical filing status which did not have a separate entity level federal and state income tax, using a combined state and federal statutory tax rate of 26%.